EXHIBIT 10.7

ASSIGNMENT

(Combined)

This ASSIGNMENT, by Thomas Piccariello, residing at 203 Murphy Street, Blacksburg, Virginia 24060; Lawrence P. Olon, residing at 306 Gateway Road, Bristol, Tennessee, and Randall J. Kirk, residing at P.O. Box 3526, Radford, Virginia, (hereinafter referred to as “the Assignors”), witnesseth:

WHEREAS, the Assignor has invented certain new and useful improvements in ACTIVE AGENT DELIVERY SYSTEMS AND METHODS FOR PROTECTING AND ADMINISTERING ACTIVE AGENTS ACTIVE AGENT DELIVERY SYSTEMS AND METHODS FOR PROTECTING AND ADMINISTERING ACTIVE AGENTS set forth in an application, ☐ which is a provisional application to be filed herewith; ☒ which is a non-provisional application having an oath or declaration executed on even date herewith prior to filing of application; ☒ bearing Application No. 09/642,820 and filed on August 22, 1999; and

WHEREAS, Lotus Biochemical Corporation, a corporation duly organized under and pursuant to the laws of, and having its principal place of business at 7335 Lee Highway, Radford, Virginia 24141 (hereinafter referred to as “the Assignee”), is desirous of acquiring the entire right, title, and interest in and to said inventions, the right to file applications on said inventions and the entire right, title and interest in and to any applications, including provisional applications for Letters Patent of the United States or other countries claiming priority to said application, and in and to any Letters Patent or Patents, United States or foreign, to be obtained therefor and thereon.

NOW, THEREFORE, in consideration of One dollar ($1.00) and other good and sufficient consideration, the receipt of which is hereby acknowledged, the Assignor has sold, assigned, transferred, and set over, and by these presents does sell, assign, transfer, and set over, unto the Assignee, it successors, legal representatives, and assigns the entire right, title and interest in and to the above-mentioned inventions, the right to file applications on said inventions and the entire right, title and interest in and to any applications for Letters Patent of the United States or other countries claiming priority to said application, and any and all Letters Patent or Patents of the United States of America and all foreign countries that may be granted therefor and thereon, and in and to any and all applications claiming priority to said applications, divisions, continuations, and continuations-in-part of said applications, and reissues and extensions of said Letters Patent or Patents, and all rights under the International Convention for the Protection of Industrial Property, the same to be held and enjoyed by the Assignee, for its own use and behalf and the use and behalf of its successors, legal representatives, and assigns, to the full end of the term or terms for which Letters Patent or Patents may be granted as fully and entirely as the same would have been held and enjoyed by the Assignor had this sale and assignment not be made;

AND for the same consideration, the Assignor hereby covenants and agrees to and with the Assignee, its successors, legal representatives, and assigns, that, at the time of execution and delivery of these presents, the Assignor is the sole and lawful owner of the entire right, title and interest in and to the inventions set forth in said applications and said applications, including provisional applications, above-mentioned, and that the same are unencumbered, and that the Assignor has good and full right and lawful authority to sell and convey the same in the manner herein set forth;

AND for the same consideration, the Assignor hereby covenants and agrees to and with the Assignee, it successors, legal representatives, and assigns that the Assignor will, whenever counsel of the Assignee, or the counsel of its successors, legal representatives, and assigns, shall advise that any proceeding in connection with said inventions or said applications for Letters Patent or Patents, or any proceeding in connection with Letters Patent or Patents for said inventions in any country, including interference proceedings, is lawful and desirable, or that any application claiming priority to said application, division, continuation, or continuation-in-part of any applications for Letters Patent or Patents, or any reissue or extension of any Letters Patent or Patents to be obtained thereon, is lawful and desirable, sign all papers and documents, take all lawful oaths, and do all acts necessary or required to be done for the procurement, maintenance, enforcement and defense of Letters Patent or Patents for said inventions, without charge to the Assignee, its successors, legal representatives, and assigns, but at the cost and expense of the Assignee, its successors, legal representatives, and assigns;

AND the Assignor hereby authorizes and requests the attorneys of NIXON PEABODY LLP of McLean, Virginia, to insert in the spaces provided above the filing date, application number, and attorney docket number of said application when known.

AND the Assignor hereby requests the Commissioner of Patents to issue any and all said Letters Patent of the United States to the Assignee, as the Assignee of said inventions and the Letters Patent to be issued thereon for the sole use and behalf of the Assignee, its successors, legal representatives, and assigns.

Date      11/3/00            Signature of Assignor      /s/   Thomas Piccariello

Thomas Piccariello

Date      11/9/00            Signature of Assignor      /s/   Lawrence P. Olon

Lawrence P. Olon

Date      11/3/00            Signature of Assignor      /s/   Randall J. Kirk

Randall J. Kirk